Exhibit 99.1

Ondas Holdings Inc. Announces Proposed Public Offering of Common Stock

BOSTON, MA – August 12, 2025 – Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions through its Ondas Networks and Ondas Autonomous Systems business units, today announced that it intends to offer and sell shares of its common stock. Ondas also expects to grant the underwriters a 30-day option to purchase additional shares of common stock offered in the public offering. All of the shares in the proposed offering are to be sold by Ondas. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Ondas intends to use the net proceeds from the proposed offering for working capital, general corporate purposes and potential strategic transactions, including acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies.

Oppenheimer & Co. Inc. is acting as the sole book-running manager. Northland Capital Markets is acting as the lead manager for the offering. Ladenburg Thalmann & Co. Inc. and Lake Street Capital Markets, LLC are acting as co-managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-286642) relating to the shares to be issued in the proposed offering was filed with the Securities and Exchange Commission (“SEC”) on April 18, 2025, and was declared effective on April 25, 2025. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC. The shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the shares being offered may also be obtained from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares, nor will there be any sale of the shares in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion and anticipated use of proceeds of the proposed offering. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the proposed public offering. Our actual results, performance, or achievements, including our ability to conduct and complete a public offering of our common stock on terms acceptable to us or at all, could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas

Escalate PR
ondas@escalatepr.com

Preston Grimes
Marketing Manager, Ondas Holdings Inc.
Preston.grimes@ondas.com